DELAWARE GROUP EQUITY FUNDS I

Registration No. 811-00249
FORM N-SAR
Semi-Annual Period Ended April 30, 2012

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e) Investment Management Agreement (January 4, 2010) by and between
Delaware Group Equity Funds I and Delaware Management Company, a
series of Delaware Management Business Trust, attached as Exhibit.

WS: MFG_Philadelphia: 860790: v1
WS: MFG_Philadelphia: 849555: v1